As filed with the Securities and Exchange Commission on November 18, 2020	Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-1865814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, NM 87507

(505) 438-2576

(Address of Principal Executive Offices) (Zip Code)

2013 EQUITY INCENTIVE PLAN, AS AMENDED, OF SIGMA LABS, INC.

(Full title of the plan)

Mark K. Ruport, President and Chief Executive Officer

Sigma Labs, Inc.

3900 Paseo del Sol

Santa Fe, NM 87507

(Name and address of agent for service)

(505) 438-2576

(Telephone number, including area code, of agent for service)

Copy to:

Darren Freedman

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

(310) 553-4441

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

[ ] Large accelerated filer	[ ] Accelerated filer	[X] Non-accelerated filer	[X] Smaller reporting company

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value per share	232,419 shares(2)	$2.25	(2)	$522,942.75	(2)	$57.05
Common Stock, $0.001 par value per share	303,331 shares(3)	$2.50	(3)	$758,327.50	(3)	$82.73
Common Stock, $0.001 par value per share	2,250 shares(4)	$2.67	(4)	$6,007.50	(4)	$0.66
Common Stock, $0.001 par value per share	2,000 shares(5)	$2.63	(5)	$5,260	(5)	$0.57
Common Stock, $0.001 par value per share	110,000 shares(6)	$2.69	(6)	$295,900	(6)	$32.28
Total	650,000 shares	—		$1,588,437.75		$173.30

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 2013 Equity Incentive Plan, as amended (the “Plan”), as a result of the anti-dilution adjustment provisions contained therein regarding stock splits, stock dividends and similar transactions.

(2)	Represents shares reserved for issuance pursuant to future awards under the Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of the $2.25 average of the high and low trading prices of the registrant’s common stock, as reported on The NASDAQ Capital Market on November 12, 2020.

(3)	Represents shares that may be issued upon the exercise of options previously granted under the Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(h) of the Securities Act on the basis of the exercise price of such options of $2.50 per share.

(4)	Represents shares that may be issued upon the exercise of options previously granted under the Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(h) of the Securities Act on the basis of the exercise price of such options of $2.67 per share.

(5)	Represents shares that may be issued upon the exercise of options previously granted under the Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(h) of the Securities Act on the basis of the exercise price of such options of $2.63 per share.

(6)	Represents shares that may be issued upon the exercise of options previously granted under the Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(h) of the Securities Act on the basis of the exercise price of such options of $2.69 per share.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Sigma Labs, Inc., a Nevada corporation (the “Company”), to register 650,000 shares of common stock of the Company in addition to those previously registered on the Company’s Registration Statements on Form S-8 (File Nos. 333-197616, 333-212612, 333-222369, 333-228628 and 333-233348) filed with the Securities and Exchange Commission on July 24, 2014, July 21, 2016, December 29, 2017, November 30, 2018 and August 16, 2019, respectively, for issuance pursuant to the Company’s 2013 Equity Incentive Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of such previously filed Registration Statements, except that the provisions contained in Part II of such earlier Registration Statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 24, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 14, 2020, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed on July 23, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed on October 22, 2020;

●	Our Current Reports on Form 8-K filed with the SEC on January 13, 2020, January 21, 2020, January 27, 2020, January 30, 2020, February 4, 2020, February 25, 2020, February 28, 2020, March 24, 2020, March 25, 2020, April 2, 2020, April 3, 2020, April 7, 2020, April 20, 2020, May 4, 2020, June 19, 2020, June 29, 2020, and August 28, 2020, respectively;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 18, 2020; and

●	The description of our stock contained in our registration statement on Form 8-A filed on February 14, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No.	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of the Company, as amended (previously filed by the Company as Exhibit 3.1 to the Company’s Form 10-K, filed on April 1, 2019, and incorporated herein by reference).

4.2	Certificate of Change Pursuant to NRS 78.209 (previously filed by the Company as Exhibit 3.1 to the Company’s Form 8-K, filed on February 28, 2020, and incorporated herein by reference).

4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation, as amended, of Sigma Labs, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 2, 2020 and incorporated herein by reference).

4.4	Amended and Restated Bylaws of the Company, as amended (filed as Exhibit 3.1 to the Company’s Form 10-Q filed November 14, 2017, for the period ended September 30, 2017, and incorporated herein by reference).

4.5	Amendment Number Two to Amended and Restated Bylaws of Sigma Labs, Inc (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 25, 2020 and incorporated herein by reference).

5.1	Opinion of TroyGould PC with respect to the securities being registered (included with this registration statement).

23.1	Consent of Haynie & Company (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this Registration Statement).

99.1	Sigma Labs, Inc. 2013 Equity Incentive Plan, as Amended (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 19, 2020 and incorporated herein by reference).

99.2	Form of Nonqualified Stock Option Agreement for the Plan (previously filed by the Company as Exhibit 10.4 to the Company’s Form 10-K, filed on April 1, 2019, and incorporated herein by reference).

99.3	Form of Incentive Stock Option Agreement for the Plan (previously filed by the Company as Exhibit 4.3 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).

99.4	Form of Restricted Stock Agreement for the Plan (previously filed by the Company as Exhibit 10.6 to the Company’s Form 10-K, filed on April 1, 2019, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, State of New Mexico, on November 18, 2020.

SIGMA LABS, INC.

By:	/s/ Mark K. Ruport
Mark K. Ruport
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark K. Ruport as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on November 18, 2020.

Signature	Title

/s/ Mark K. Ruport	President, Chief Executive Officer (principal executive officer) and Director
Mark K. Ruport

/s/ JOHN RICE	Chairman of the Board
John Rice

/s/ FRANK Orzechowski	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)
Frank Orzechowski

/s/ SALVATORE BATTINELLI	Director
Salvatore Battinelli

/s/ DENNIS DUITCH	Director
Dennis Duitch

/s/ KENT SUMMERS	Director
Kent Summers